QORVO, INC.
2012 STOCK INCENTIVE PLAN
Restricted Stock Unit Agreement
(Director Annual/Supplemental RSUs)

THIS AGREEMENT, including any special terms and conditions for the Participant’s country set forth in the appendix attached hereto (the “Appendix”) (together with Schedule A, attached hereto, the “Agreement”), is made effective as of the Grant Date (as defined in Section 2 below) between QORVO, INC., a Delaware corporation (the “Company”), and _________________, a Director (the “Participant”).
RECITALS:
In furtherance of the purposes of the Qorvo, Inc. 2012 Stock Incentive Plan (As Assumed by Qorvo, Inc. and Amended and Restated Effective January 1, 2015) (Formerly, the RF Micro Devices, Inc. 2012 Stock Incentive Plan), as it may be amended (the “Plan”), the Company and the Participant hereby agree as follows:
1.Incorporation of Plan. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern, unless the Administrator determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.
2.Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this Section 2:

a.	The “Participant” is _______________.

b.	The “Grant Date” is ______________.

c.
The “Restriction Period” is the period beginning on the Grant Date and ending on such date or dates and occurrence of such conditions as described in Schedule A, which is attached hereto and expressly made a part of this Agreement.

d.	The number of shares of Common Stock subject to the award of Restricted Stock Units granted under this Agreement shall be __________ shares (the “Shares”).
3.Grant of Award of Restricted Stock Units. Subject to the terms of this Agreement and the Plan, the Company hereby grants the Participant an award of Restricted Stock Units (the “Award”) for that number of Shares as is set forth in Section 2. The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement. The Company and the Participant further acknowledge that the Company’s signature on the signature page hereof, and the Participant’s signature on the Grant Letter contained in Schedule A, shall constitute their acceptance of all of the terms of this Agreement.
4.Stockholder Rights. The Participant or his or her legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Award and shall not have any dividend rights (except as otherwise provided in Section 3 of Schedule A), voting rights or other rights as a stockholder unless and until (and then only to the extent that) the Award has vested and certificates for such Shares have been issued and delivered to him, her or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall have been provided).
5.Vesting and Earning of Award. Subject to the terms of the Plan and this Agreement, the Award shall be deemed vested and earned, and the Shares subject to the Award shall be distributable as provided in Section 7 herein, upon such date or dates, and subject to such conditions, as are described in this Agreement, including Section 2 of Schedule A. Without limiting the effect of the foregoing, the Shares subject to the Award may vest in installments over a period of time, if so provided in Schedule A. The Participant expressly acknowledges that the Award shall vest only upon such terms and conditions as are provided in this Agreement (including but not limited to Schedule A) and otherwise in accordance with the terms of the Plan. Without limiting the effect of the foregoing, the Participant understands and agrees that the Administrator may delay the vesting of the Award (or portion thereof) and (subject to Code Section 409A) the issuance of the underlying Shares in order to comply with Applicable Law or applicable policies of the Company implemented to ensure compliance with such laws (including but not limited to insider trading provisions and the Company's insider trading policy); provided, however, that any such delay in vesting of the Award or issuance of Shares shall not apply to any Shares subject to an effective Rule 10b5-1 trading plan. The Administrator has sole authority to determine whether and to what degree the Award has vested and been earned and is payable and to interpret the terms and conditions of this Agreement and the Plan.
6.Effect of Termination of Service; Forfeiture of Award. Except as may be otherwise provided in the Plan or this Agreement (including but not limited to Schedule A), in the event of the termination of service of the Participant for any reason (whether by the Company or by the Participant, whether voluntary or involuntary, and regardless of the reason for such termination and whether or not found to be invalid or in breach of laws in the jurisdiction where the Participant is rendering services or the terms of his or her service agreement, if any) and all or part of the Award has not been earned or vested as of the Participant’s Termination Date pursuant to the terms of this Agreement, then the Award, to the extent not vested as of the Participant’s Termination Date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying that portion of the Award that has not yet been earned and vested. The Participant expressly acknowledges and agrees that the termination of his or her service shall (except as may otherwise be provided in this Agreement or the Plan) result in forfeiture of the Award and the Shares to the extent the Award has not been earned and vested as of his or her Termination Date.
For purposes of the Award (and except as otherwise required under Code Section 409A), the Termination Date occurs on the date the Participant is no longer actively providing services to the Company and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under laws in the jurisdiction where the Participant is providing services, or the terms of his or her service agreement, if any); and the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Award (including whether the Participant may still be considered to be providing services while on a leave of absence).
7.Settlement of Award; Election to Defer Delivery.
(a)The Award, if earned in accordance with the terms of this Agreement, shall be payable in whole Shares. The total number of Shares that may be acquired upon vesting of the Award (or portion thereof) shall be rounded down to the nearest whole share. A certificate or certificates for the Shares subject to the Award or portion thereof shall be issued in the name of the

Participant or his or her beneficiary (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) as soon as practicable after, and only to the extent that, the Award or portion thereof has vested and Shares are distributable, unless the Participant has made an irrevocable deferral election to defer delivery of Shares subject to the Award in accordance with Section 7(b) below. Subject to any deferral election of the Participant in accordance with Section 7(b) below, Shares or any other benefit subject to the Award shall, upon vesting of the Award, be issued and distributed to the Participant (or his or her beneficiary) no later than the later of (i) the fifteenth (15th) day of the third month following the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (ii) the fifteenth (15th) day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or otherwise in accordance with Code Section 409A.
(b)Unless the Administrator determines otherwise, the Participant shall have the right to elect a deferral of the timing of delivery to be made with respect to the Shares subject to the Award. The terms of such deferral shall be in accordance with the elections of the Participant set forth on the “Director Deferral Election Form”.
8.No Right of Continued Service. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the service of the Company or to interfere in any way with the right of the Company or its stockholders to terminate the Participant’s service at any time. Except as otherwise expressly provided in the Plan and this Agreement (including but not limited to Schedule A), all rights of the Participant under the Plan with respect to the unvested portion of his or her Award shall terminate upon the Termination Date. The grant of the Award does not create any obligation to grant further awards.
9.Nontransferability of Award and Shares. The Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of descent and distribution. The designation of a beneficiary in accordance with the Plan (to the extent permitted by the Administrator) does not constitute a transfer. The Participant shall not sell, transfer, assign, pledge or otherwise encumber the Shares subject to the Award until such Shares have been issued and delivered to the Participant.
10.Withholding; Tax Consequences.
(a)The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company.  Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Company or its respective agents to satisfy their withholding obligations with regard to all Tax-Related Items by withholding Shares to be issued upon settlement of the Award. The Company may withhold or account for Tax-Related Items by considering minimum statutory withholding rates or other applicable withholding rates. For tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested portion of the Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. In the event that the Company determines that withholding Shares is problematic under applicable local laws or has materially adverse accounting consequences, by his or her acceptance of the Award, the Participant authorizes the Company and any brokerage firm determined acceptable to the Company to sell, on his or her behalf, a whole number of Shares from those Shares issuable to the Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the obligation for Tax-Related Items.  If withholding is performed from proceeds from the sale of Shares, the Company may withhold for Tax-Related Items by considering maximum applicable rates, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Shares equivalent. Alternatively, the Company may (subject to any Code Section 409A considerations) satisfy their withholding obligations for Tax-Related Items by withholding from the Participant’s wages or other cash compensation. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
(c)The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the Tax-Related Items (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant further acknowledges that there may be adverse tax consequences upon the grant or vesting of the Award and/or the acquisition or disposition of the Shares subject to the Award and the receipt of any dividends, and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
11.Nature of Grant. In accepting the Award, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)all decisions with respect to future equity-based awards to the Participant, if any, will be at the sole discretion of the Company;
(c)the Participant’s participation in the Plan is voluntary;
(d)the Award and any Shares acquired under the Plan, and the value of and income attributable to the same, are not intended to replace any pension rights or compensation;
(e)the future value of the Shares underlying the Award is unknown and cannot be predicted;
(f)unless otherwise provided in the Plan, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock;

(g)no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the Participant’s termination of service (for any reason whatsoever whether or not later found to be invalid or in breach of laws in the jurisdiction where the Participant is providing services or the terms of his or her service agreement, if any); and
(h)if the Participant is providing services outside of the U.S., neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the Award or of any amounts due to the Participant pursuant to the vesting of the Award or the subsequent sale of any Shares acquired upon vesting.
12.Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Award grant materials by and among, as applicable, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing his or her participation in the Plan.
The Participant understands that the Company may hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company or any Affiliate, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in his or her favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data will be transferred to Fidelity Stock Plan Services, LLC (“Fidelity”) or to any other third party assisting in the implementation, administration and management of the Plan.  The Participant understands that the recipients of Data may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country.  The Participant understands that, if he or she resides outside the U.S., the Participant may request a list with the names and addresses of any potential recipients of Data by contacting his or her local Human Resources representative.  The Participant authorizes the Company, Fidelity and any other recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares purchased upon vesting of the Award. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan.  The Participant understands that, if he or she resides outside the U.S., the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company.  Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke the consent, his or her service status will not be affected solely by such actions of the Participant; the only consequence of refusing or withdrawing the consent is that the Company would not be able to grant Restricted Stock Units or other equity awards to the Participant or administer or maintain such awards.  Therefore, the Participant understands that refusing or withdrawing the consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Company.

13.Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan, including but not limited to the sole authority to determine whether and to what degree the Award has been earned and vested. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.
14.Superseding Agreement; Successors and Assigns. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Award, any other equity-based awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. Except as may be otherwise provided in the Plan, this Agreement does not supersede or amend any existing Change in Control Agreement, Inventions, Confidentiality and Nonsolicitation Agreement, Noncompetition Agreement, Severance Agreement, Employment Agreement or any other similar agreement between the Participant and the Company or an Affiliate, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.
15.Governing Law and Venue. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of North Carolina and agree that such litigation shall be conducted only in the courts of Guilford County, North Carolina, or the federal courts of the United States for the Middle District of North Carolina, and no other courts, such jurisdiction being where the Award is made and/or to be performed.
16.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver to and obtain Participant’s acceptance of any documents related to the Award or future awards of Restricted Stock Units that may be granted under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive and accept such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
17.Language. If the Participant has received this Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
18.Appendix. The Award shall be subject to any special terms and conditions for the Participant’s country set forth in the Appendix, if any. If the Participant relocates to one of the countries included in the Appendix during the term of the Award, the special terms and conditions for such country shall apply to him or her to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
19.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Award and the Shares acquired upon vesting of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20.Amendment; Waiver. Subject to the terms of the Plan and this Agreement, this Agreement may be modified or amended only by the written agreement of the parties hereto. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but not limited to U.S. federal securities laws and Code Section 409A). The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.
21.Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three (3) business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal office located in Greensboro, NC, attention Corporate Treasurer, Qorvo, Inc.
22.Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
23.Restrictions on Award and Shares. The Company may impose such restrictions on the Award and any Shares or other benefits underlying the Award as it may deem advisable, including without limitation restrictions under the U.S. federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such Award or Shares. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer Shares, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with all Applicable Law (including but not limited to the requirements of the Securities Act). The Company may cause a restrictive legend to be placed on any certificate for Shares issued pursuant to the Award in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel. The Administrator may delay the right to receive or dispose of Shares (or other benefits) upon settlement of the Award at any time if the Administrator determines that allowing issuance of Shares (or distribution of other benefits) would violate any federal, state or foreign securities laws or applicable policies of the Company, and the Administrator may provide in its discretion that any time periods to receive Shares (or other benefits) subject to the Award are tolled or extended during a period of suspension or delay (subject to any Code Section 409A considerations); provided, however, that any such delay, suspension, tolling or extension shall not apply to any Shares subject to an effective Rule 10b5-1 trading plan.
24.Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
25.Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving this Award, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to the Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under Applicable Law.
26.Foreign Asset/Account Reporting Requirements. The Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold the Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the Shares acquired under the Plan) in a brokerage or bank account outside his or her country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and the Participant should speak to his or her personal advisor on this matter.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company and by the Participant effective as of the Grant Date stated herein.

QORVO, INC.
By: ______________________________________
Robert A. Bruggeworth
President and Chief Executive Officer
Attest:
__________________________________
Jeffrey C. Howland
Secretary

[Signature Page of Participant to Follow on Schedule A/Grant Letter]

Qorvo, Inc.
2012 Stock Incentive Plan
Restricted Stock Unit Agreement
(Director Annual/Supplemental RSUs)
Schedule A/Grant Letter
1.Grant Terms. Pursuant to the terms and conditions of the Company’s 2012 Stock Incentive Plan, as it may be amended (the “Plan”), and the Restricted Stock Unit Agreement (Director Annual/Supplemental RSUs) attached hereto, including any special terms and conditions for your country in the Appendix attached thereto (together, the “Agreement”), you (the “Participant”) have been granted an award of Restricted Stock Units (the “Award”) for the number of shares of Common Stock (the “Shares”) as set forth below. Unless otherwise defined herein, capitalized terms in this Schedule A shall have the same definitions as set forth in the Agreement and the Plan.

Participant:	____________________
Grant Date:	____________________
Shares Subject to Award:	____________________
2.Vesting of Award. [Modify vesting schedule as appropriate.]
(a)The Award shall be deemed vested with respect to one hundred percent (100%) of the Shares subject to the Award on the earlier of (i) the first anniversary of the Grant Date or (ii) the day before the Company’s first annual meeting of stockholders occurring after the Grant Date, in each case subject to the continued service of the Participant as a Director through such vesting date.
(b)    Notwithstanding the provisions of Section 2(a) above, in the event of the Participant’s death or Disability (as defined in the Plan), the Award shall automatically fully vest, effective as of the date of the Participant’s death or the date of Disability as determined by the Administrator, as applicable.

3.    Dividends.    If the Company pays a dividend at any time after the Grant Date, such dividends shall be paid to the Participant in accordance with Section 7 of the Agreement upon and to the extent of the vesting of the underlying Shares. For clarity, if the Participant makes a timely election to defer payment of the Shares pursuant to the Plan, and the Company pays a dividend at any time after the Grant Date, such dividend shall be treated in accordance with Section 7(b) of the Agreement upon and to the extent of the vesting and distribution of the underlying Shares.

[Signature Page to Follow]

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By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Letter and the Agreement, including any special terms and conditions for my country in the Appendix attached thereto. I understand that the Grant Letter and its provisions are incorporated by reference into the Agreement and constitute a part of the Agreement. By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of the Grant Letter. The Company reserves the right to treat the Award and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Letter within thirty (30) days of receipt.

Signature:                                     Date:

Note: If there are any discrepancies in the name shown above, please make the appropriate corrections on this form and return to Treasury Department, Qorvo, Inc., 7628 Thorndike Road, Greensboro, NC 27409-9421. Please retain a copy of the Agreement, including this Grant Letter, for your files.

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